                                                                  Exhibit 99.(b)

         THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
               SCHEDULE III - REAL ESTATE OWNED:  PROPERTIES
                             DECEMBER 31, 1997

                           Initial Costs to the Partnership          Costs
                    ------------------------------------------    Capitalized
                                                   Building &    Subsequent to
   Description      Encumbrances       Land       Improvements    Acquisition       Land
   -----------      ------------      --------    ------------   -------------    ----------
Properties:

Office Building
Lisle, IL               None          1,780,000     15,743,881        393,102      1,780,000

Garden Apartments
Atlanta, GA             None          3,631,212     11,168,904        646,177 (b)  3,631,212

Warehouse
Pomona, CA              None          3,412,636     19,091,210      1,133,203      3,463,515

Retail Shopping Center
Roswell, GA             None          9,454,622     21,513,677        889,899      9,462,951

Office Building
Morristown, NJ          None          2,868,660     12,958,451      3,104,803      2,868,660

Office/Warehouse
Bolingbrook, IL         None          1,373,199      7,302,518        272,311      1,373,199

Garden Apartments
Farmington Hills, MI    None          1,550,000     11,744,571        347,400      1,583,320

Garden Apartments
Raleigh, NC             None          1,623,146     14,135,553         46,160      1,623,146

Office Building
Nashville, TN           None          1,797,000      6,588,451        228,377      1,797,327

Office Park
Oakbrook Terrace, IL    None          1,313,310     11,316,883         95,173      1,313,821

Office Building
Beaverton, OR           None            816,415      9,897,307         14,563        816,415

Industrial Building
Salt Lake City, UT      None            582,457      4,805,676              0        582,457

Industrial Building
Aurora, CO              None          1,338,175      7,202,411              0      1,338,175

Office Complex
Brentwood, TN           None          2,425,000      7,063,755              0      2,425,000
                                   ------------    -----------     ----------    -----------
                                     33,965,832    160,533,248      7,171,168     34,059,198
                                   ============    ===========     ==========    ===========
                                       Gross Amount at Which
                                       Carried at Close of Year
                        ---------------------------------------------------------
                         Building &                      Year of         Date
 Description            Improvements  Total(a)(b)(c)  Construction     Acquired
 -----------            ------------  --------------  ------------    ---------
Properties:

Office Building
Lisle, IL                 16,136,983     17,916,983       1985        Apr., 1988

Garden Apartments
Atlanta, GA               11,815,081     15,446,293       1987        Apr., 1988

Warehouse
Pomona, CA                20,173,534     23,637,049       1984        Apr., 1988

Retail Shopping Center
Roswell, GA               22,395,247     31,858,198       1988        Jan., 1989

Office Building
Morristown, NJ            16,063,254     18,931,914       1981        Aug., 1988

Office/Warehouse
Bolingbrook, IL            7,574,829      8,948,028       1989        Feb., 1990

Garden Apartments
Farmington Hills, MI      12,058,651     13,641,971       1988        Jan., 1990

Garden Apartments
Raleigh, NC               14,181,713     15,804,859       1995        Jun., 1995

Office Building
Nashville, TN              6,816,501      8,613,828       1982        Oct., 1995

Office Park
Oakbrook Terrace, IL      11,411,545     12,725,366       1988        Dec., 1995

Office Building
Beaverton, OR              9,911,870     10,728,285       1995        Dec., 1996

Industrial Building
Salt Lake City, UT         4,805,676      5,388,133       1997        Jul., 1997

Industrial Building
Aurora, CO                 7,202,411      8,540,586       1997       Sept., 1997

Office Complex
Brentwood, TN              7,063,755      9,488,755       1987        Oct., 1997
                        ------------   ------------
                         167,611,050    201,670,248
                        ============   ============

                                       1997           1996           1995
                                    ------------    -----------    -----------
(a)   Balance at beginning of year   177,082,291    191,981,608    154,157,068
       Additions:
        Acquisitions                  23,417,474     10,713,722     36,774,343
        Improvements, etc.             1,170,483        550,050      1,050,197
       Deletions:
        Sale                                        (26,163,089)             0
                                    ------------    -----------    -----------
       Balance at end of year        201,670,248    177,082,291    191,981,608
                                    ============    ===========    ===========

(b)  Net of $1,000,000 settlement received from lawsuit.

          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
          SCHEDULE III - REAL ESTATE OWNED:  INTEREST IN PROPERTIESS
                               DECEMBER 31, 1997


                                        Initial Costs to the Partnership                         Costs
                                        --------------------------------                      Capitalized
                                                                    Building &               Subsequent to
   Description                Encumbrances      Land               Improvements                Acquisition            Land
   -----------                ------------      ----               ------------               -------------           ----

Interest in properties:

Warehouse/Distribution
Jacksonville, FL                 None          $231,119             $1,073,849                  $12,485             $231,119

Warehouse/Distribution
Jacksonville, FL                 None           176,256                818,935                    7,257              176,256

Warehouse/Distribution
Jacksonville, FL                 None           255,545              1,187,335                       14              255,545

Warehouse/Distribution
Jacksonville, FL                 None           415,548              1,930,761                   24,053              415,548
                                             ----------             ----------                  -------           ----------
                                             $1,078,468             $5,010,880                  $43,809           $1,078,468
                                             ----------             ----------                  -------           ----------
                                             ----------             ----------                  -------           ----------


                                                       Gross Amount at Which
                                                     Carried at Close of Year
                        -----------------------------------------------------------------------------------------------------
                        Building &              1997                                    Year of                     Date
  Description          Improvements             Sales            Total (a)            Construction                 Acquired
 ------------          ------------             -----            ---------            ------------            ---------------
Interest in properties:

Warehouse/Distribution
Jacksonville, FL          $1,086,334            (1,317,453)               $0             1988                   Jan., 1990

Warehouse/Distribution
Jacksonville, FL             826,192            (1,002,448)                0             1986                   Jan., 1990

Warehouse/Distribution
Jacksonville, FL           1,187,349            (1,442,894)                0             1982                   Jan., 1990

Warehouse/Distribution
Jacksonville, FL           1,954,814            (2,370,362)                0             1979                   Jan., 1990
                          ----------            -----------      -------------
                          $5,054,689           $(6,133,157)               $0
                          ----------            -----------      -------------
                          ----------            -----------      -------------

                                                    1997                            1996                    1995
                                                 ----------                   --------------           -------------
Balance at beginning of year                     $6,133,157                     $6,133,157              $6,108,742
  Additions:
    Acquisitions                                          0                              0                  24,415
    Improvements, etc.                                    0                              0                       0
  Deletions:
    Sale                                         (6,133,157)                             0                       0
                                                ------------                    ----------              ----------
Balance at end of year                                   $0                     $6,133,157              $6,133,157
                                                ------------                    ----------              ----------
                                                ------------                    ----------              ----------

(a) All of these industrial properties were sold at 9/30/97


                                     II-14